SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Anheuser-Busch InBev SA/NV

(Exact Name of Registrant as Specified in Its Charter)

Belgium	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification no.)

Brouwerijplein 1 3000 Leuven, Belgium	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

(FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS” ON THE FOLLOWING PAGE)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form relates:	333-223774
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
4.150% Notes due 2025	New York Stock Exchange
4.750% Notes due 2029	New York Stock Exchange
4.900% Notes due 2031	New York Stock Exchange
5.450% Notes due 2039	New York Stock Exchange
5.550% Notes due 2049	New York Stock Exchange
5.800% Notes due 2059	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

TABLE OF CO-REGISTRANTS

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices
Anheuser-Busch InBev Worldwide Inc.*	Delaware,	2082	90-0427472	One Busch Place, St. Louis,
	United States			Missouri 63118, U.S.A.
				Tel: +1 (314) 577-2000

Anheuser-Busch InBev Finance Inc.	Delaware, United States	2082	38-3893771	250 Park Avenue, New York, New York, U.S.A. 10177
				Tel: +1 (212) 573-8800

Cobrew NV	Belgium	2082	N/A	Brouwerijplein 1, 3000 Leuven,
				Belgium
				Tel: +32 16 27 61 11

Brandbrew S.A	Luxembourg	2082	N/A	Zone Industrielle Breedewues No. 15, L-1259 Senningerberg, Luxembourg
				Tel: +352 26 15 96 23

Brandbev S.à r.l.	Luxembourg	2082	N/A	Zone Industrielle Breedewues No. 15, L-1259 Senningerberg, Luxembourg
				Tel: +352 26 15 96 23

Anheuser-Busch Companies, LLC	Delaware,	2082	43-1162835	One Busch Place, St. Louis,
	United States			Missouri 63118, U.S.A.
				Tel: +1 (314) 577-2000

*	Anheuser-Busch InBev Worldwide Inc. is the issuer of the debt securities offered hereby. The other listed registrants are guarantors of the debt securities.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Securities and Exchange Commission (the “Commission”) a red prospectus dated January 10, 2019 (the “Red Prospectus Supplement”) to a prospectus dated March 19, 2018 (the “Prospectus”), relating to the securities to be registered hereunder included in the Registrant’s automatic shelf Registration Statement on Form F-3 (File No. 333-223774), which became automatically effective on March 19, 2018.

Item 1.	Description of Registrant’s Securities to be Registered

The material set forth in (i) the section captioned “Description of Debt Securities and Guarantees”, “Legal Ownership” and “Tax Considerations” in the registrant’s Registration Statement on Form F-3 (File No. 333-223774) filed with the Securities and Exchange Commission on March 19, 2018, and (ii) the sections captioned “Description of the Notes” and “Taxation” in the Issuer’s Red Prospectus Supplement, dated January 10, 2019 are each incorporated herein by reference. Copies of such descriptions will be filed with the New York Stock Exchange, Inc.

Item 2.	Exhibits.

4.1.	Indenture, among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (incorporated by reference to Exhibit 4.1 to Form 6-K filed by Anheuser-Busch InBev SA/NV on April 4, 2018).

4.2	Seventh Supplemental Indenture, among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee (incorporated by reference to Exhibit 4.1 to Form 6-K filed by Anheuser-Busch InBev SA/NV on January 23, 2019).

4.3	Eighth Supplemental Indenture, among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee (incorporated by reference to Exhibit 4.2 to Form 6-K filed by Anheuser-Busch InBev SA/NV on January 23, 2019).

4.4	Ninth Supplemental Indenture, among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch

Companies, LLC and the Trustee (incorporated by reference to Exhibit 4.3 to Form 6-K filed by Anheuser-Busch InBev SA/NV on January 23, 2019).

4.5	Tenth Supplemental Indenture, among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee (incorporated by reference to Exhibit 4.4 to Form 6-K filed by Anheuser-Busch InBev SA/NV on January 23, 2019).

4.6	Eleventh Supplemental Indenture, among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee (incorporated by reference to Exhibit 4.5 to Form 6-K filed by Anheuser-Busch InBev SA/NV on January 23, 2019).

4.7	Twelfth Supplemental Indenture, among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee (incorporated by reference to Exhibit 4.6 to Form 6-K filed by Anheuser-Busch InBev SA/NV on January 23, 2019).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Anheuser-Busch InBev Worldwide Inc.

Date: January 23, 2019	By: /s/ Margot A. Miller

Name: Margot A. Miller
Title: Authorized Signatory

Anheuser-Busch InBev SA/NV

By: /s/ Ann Randon	By: /s / Jan Vandermeersch

Name: Ann Randon	Name: Jan Vandermeersch
Title: Authorized Signatory	Title: Authorized Signatory

Cobrew NV

By: /s/ Ann Randon	By: /s/ Jan Vandermeersch

Name: Ann Randon	Name: Jan Vandermeersch
Title: Authorized Signatory	Title: Authorized Signatory

Brandbrew S.A.

By: /s/ Lucas Camacho	By: /s/ Gert Magis

Name: Lucas Camacho	Name: Gert Magis
Title: Authorized Signatory	Title: Authorized Signatory

Brandbev S.à r.l.

By: /s/ Lucas Camacho	By:	/s/ Gert Magis

Name: Lucas Camacho	Name: Gert Magis
Title: Authorized Signatory	Title: Authorized Signatory

Anheuser-Busch Companies, LLC

	By:	/s/ Margot A. Miller

Name: Margot A. Miller
Title: Authorized Signatory

Anheuser-Busch InBev Finance Inc.

	By:	/s/ Margot A. Miller

Name: Margot A. Miller
Title: Authorized Signatory

INDEX TO EXHIBITS

Exhibit No.

4.1.	Indenture, among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (incorporated by reference to Exhibit 4.1 to Form 6-K filed by Anheuser-Busch InBev SA/NV on April 4, 2018).

4.2	Seventh Supplemental Indenture, among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee (incorporated by reference to Exhibit 4.1 to Form 6-K filed by Anheuser-Busch InBev SA/NV on January 23, 2019).

4.3	Eighth Supplemental Indenture, among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee (incorporated by reference to Exhibit 4.2 to Form 6-K filed by Anheuser-Busch InBev SA/NV on January 23, 2019).

4.4	Ninth Supplemental Indenture, among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee (incorporated by reference to Exhibit 4.3 to Form 6-K filed by Anheuser-Busch InBev SA/NV on January 23, 2019).

4.5	Tenth Supplemental Indenture, among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee (incorporated by reference to Exhibit 4.4 to Form 6-K filed by Anheuser-Busch InBev SA/NV on January 23, 2019).

4.6	Eleventh Supplemental Indenture, among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee (incorporated by reference to Exhibit 4.5 to Form 6-K filed by Anheuser-Busch InBev SA/NV on January 23, 2019).

Exhibit No.

4.7	Twelfth Supplemental Indenture, among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee (incorporated by reference to Exhibit 4.6 to Form 6-K filed by Anheuser-Busch InBev SA/NV on January 23, 2019).